FOR IMMEDIATE RELEASE

                                                        CONTACT: SHANE GILLISPIE
                                                                  SMARTPROS LTD.
                                                                    253-863-8280
                                                    shanegillispie@smartpros.com
                                                    ----------------------------


SMARTPROS(R) LTD. REPORTS THIRD QUARTER RESULTS

Hawthorne, NY, November 9, 2004 - SmartPros Ltd. (AMEX: PED, PED.U, PED.W), a leading developer of accredited continuing professional education, today reported financial results for the third quarter of 2004.

"We are pleased to show both profit and revenue growth in our first earnings announcement since becoming a publicly held company," said Allen S. Greene, CEO of SmartPros Ltd. "Our Company continues to execute both our business plan and business philosophies."

SUMMARY FINANCIAL DISCUSSION

Net revenues for the third quarter ended September 30, 2004, were $2.87 million compared to $2.13 million in the comparable period last year, representing a 34.7% increase. Net revenues for the nine months ended September 30, 2004, were $7.46 million as compared to $6.45 million in the same period last year, representing a 15.6% increase. The increase in net revenues is primarily attributable to our Working Values subsidiary, which, since commencing operations April 2003, has specialized in developing and implementing governance, ethics and compliance programs for corporations. Working Values has seen an increase in new clients and contract amounts in 2004. Working Values' performance in 2004, specifically the third quarter, can be attributed to several factors, including increased marketing efforts; the hiring of an additional enterprise sales person; and a continuing focus by corporations on governance, ethics and compliance training as a result of the expansion of existing and implementation of new regulatory requirements (like Sarbanes-Oxley) in the areas of ethics and compliance. We also saw increases in net revenues from sales of our accounting/finance and engineering products as well as from consulting services. These increases were offset by declines in net revenues from video production and duplication and e-commerce services.

Cost of revenues increased in both the three and nine month periods ended September 30, 2004, compared to the corresponding 2003 periods, but decreased as a percentage of revenues. Cost of revenue for the three months ended September 30, 2004, were $1.19 million as compared to $1.01 million in the comparable period last year. For the nine months ended September 30, 2004, costs of revenues were $2.88 million compared to $2.84 million last year, an increase of 1.5%. These increases were primarily attributable to an increase in head-count and additional outsourcing expenses associated with executing and delivering Working Values' contracts. These increases were partially offset by lower royalty payments on our accounting/finance products, reductions in cost of materials, shipping costs and various other direct production costs.

As a result of the significant increase in net revenues and the relatively modest increase in cost of revenues, our gross margins increased significantly. For the three- and nine-month periods ended September 30, 2004, our gross margins were 58.5% and 61.4%, respectively, compared to 52.5% and 56.1%, respectively, for the three- and nine-month periods ended September 30, 2003.

Selling, general and administrative expenses for the three-month period ended September 30, 2004, were $1.17 million compared to $1.12 million for the three-month period ended September 30, 2003, an increase of 3.9%. For the nine months ended September 30, 2004, selling, general and administrative expenses were $3.52 million, representing a 3% increase over selling, general and administrative expenses of $3.42 million for the nine months ended September 30, 2003. This increase is primarily a result of increased payroll and related costs resulting from increased head-count, a general salary increase and earned employee and executive bonuses, which offset reductions in other operating expenses.

For the three months ended September 30, 2004, we reported an operating profit of $341,000 compared to an operating loss of $175,000 in the comparable period last year. For the nine months ended September 30, 2004, our operating profit was $544,000 compared to an operating loss of $302,000 in the prior year. This increase is attributable to the growth in revenues, while maintaining operating expense levels.

Net income as reported for the three months ended September 30, 2004, was $327,000, or $0.13 per basic share, compared to a loss of $189,000, or $0.07 per basic share, in the third quarter of 2003. For the nine month period ended September 30, 2004, our net profit was $501,000, or $0.19 per basic share, compared to a loss $358,000, or $0.14 per basic share. In addition, earnings before interest, taxes and depreciation (EBITDA) for the nine months ended September 30, 2004, was $1,061,000 compared to $199,000 for the nine months ended September 30, 2003.

As of September 30, 2004, we had cash of $874,000. In October 2004 we completed our initial public offering. We estimate the net proceeds from this offering, after payment of underwriting discounts, the underwriters' non-accountable expense allowance and other expenses of the offering, will be approximately $6.1 million.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES DESCRIBED IN THE REGISTRATION STATEMENT. SUCH OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY MAY BE ONLY MADE BY PROSPECTUS IN JURISDICTIONS WHERE THE OFFER OR SALE HAS BEEN QUALIFIED. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

ABOUT SMARTPROS LTD.

Founded 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, ethics and compliance, and engineering. SmartPros' customers include over half of Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, and video. Our subscription libraries feature hundreds of course titles and 1,000+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals that services 300,000+ visitors and 100,000+ subscribers per month. Visit: www.smartpros.com

FORWARD-LOOKING STATEMENTS DISCLAIMER:

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS." SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER UNKNOWN FACTORS THAT COULD CAUSE OUR ACTUAL OPERATING RESULTS TO BE MATERIALLY DIFFERENT FROM ANY HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSES OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE THESE RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT CONTAIN TERMS SUCH AS "BELIEVES," "BELIEF," "EXPECTS," "EXPECT," "INTENDS," "INTEND," "ANTICIPATE," "ANTICIPATES," "PLANS," "PLAN," TO BE UNCERTAIN AND FORWARD-LOOKING. ALSO, OUR HISTORICAL FINANCIAL RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN OUR FILINGS WITH SECURITIES AND EXCHANGE COMMISSION.

SMARTPROS LTD. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

                                                                                  September 30,
                                                                                      2004          December 31,
                                                                                     Actual             2003
                                                                                  (Unaudited)        (Unaudited)
- ----------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                      $    874,349      $    546,993
   Accounts receivable, net of allowance for doubtful accounts
      of $69,184 and $78,357                                                           957,914           662,368
   Prepaid expenses and other current assets                                           654,054           128,580
                                                                                  ------------      ------------
          TOTAL CURRENT ASSETS                                                       2,486,317         1,337,941
                                                                                  ------------      ------------

Property and equipment, net                                                            595,715           753,435
                                                                                  ------------      ------------

Goodwill                                                                                53,434            53,434
Intangible assets, net                                                               2,438,675         2,679,503
Other assets, including restricted cash of $150,000                                    303,183           357,881
                                                                                  ------------      ------------
                                                                                     2,795,292         3,090,818
                                                                                  ------------      ------------
                                                                                  $  5,877,324      $  5,182,194
                                                                                  ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Note payable for treasury stock                                                $      6,000      $     60,000
   Current maturities of long-term debt                                                266,000           282,004
   Current maturities of capital lease obligations                                      63,173            75,340
   Accounts payable                                                                    458,641           581,950
   Accrued expenses                                                                    928,949           500,988
   Deferred revenue                                                                  3,581,190         3,415,224
                                                                                  ------------      ------------
          TOTAL CURRENT LIABILITIES                                                  5,303,953         4,915,506
                                                                                  ------------      ------------

Long-Term Liabilities:
   Long-term debt, less current maturities                                             221,003           400,999
   Obligations under capital leases, less current maturities                            76,255            91,873
   Other-long-term liabilities                                                         146,349           146,349
                                                                                  ------------      ------------
          TOTAL LONG-TERM LIABILITIES                                                  443,607           639,221
                                                                                  ------------      ------------

Commitments and contingencies

Stockholders' equity (deficit):
   Convertible preferred stock, $.001 par value, authorized 1,000,000 shares,
      14,979 issued and outstanding actual                                                  15                15
   Common stock, $.0001 par value, authorized 30,000,000 shares, 2,638,484,
      shares issued and 2,580,478 shares outstanding (restated)                            264               264
   Common stock in treasury, at cost - 58,006 shares (restated)                       (220,000)         (220,000)
   Additional paid-in capital                                                       10,213,459        10,213,459
   Accumulated (deficit)                                                            (9,663,974)      (10,166,271)
                                                                                  ------------      ------------
                                                                                       329,764          (172,533)
Note receivable from stockholder                                                      (200,000)         (200,000)
                                                                                  ------------      ------------
          TOTAL STOCKHOLDERS' EQUITY  (DEFICIT)                                        129,764          (372,533)
                                                                                  ------------      ------------
                                                                                  $  5,877,324      $  5,182,194
                                                                                  ============      ============

SMARTPROS LTD. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                        Nine Months Ended              Three Months Ended
                                                          September 30,                   September 30,
                                                 --------------------------------------------------------------
                                                     2004             2003            2004             2003
- ---------------------------------------------------------------------------------------------------------------
Net revenues                                     $ 7,464,787      $ 6,454,836      $ 2,872,491      $ 2,131,892
Cost of revenues                                   2,879,028        2,835,190        1,192,040        1,012,083
                                                 -----------      -----------      -----------      -----------
          GROSS PROFIT                             4,585,759        3,619,646        1,680,451        1,119,809
                                                 -----------      -----------      -----------      -----------

Operating expenses:
   Selling, general and administrative             3,524,250        3,420,297        1,168,841        1,124,844
   Depreciation and amortization                     516,858          501,246          170,632          169,831
                                                 -----------      -----------      -----------      -----------
                                                   4,041,108        3,921,543        1,339,473        1,294,675
                                                 -----------      -----------      -----------      -----------

          OPERATING INCOME (LOSS)                    544,651         (301,897)         340,978         (174,866)
                                                 -----------      -----------      -----------      -----------

Other income (expense):
   Interest income                                    11,298           12,510            3,980            4,477
   Interest expense                                  (54,970)         (68,125)         (18,195)         (18,662)
                                                 -----------      -----------      -----------      -----------
                                                     (43,672)         (55,615)         (14,215)         (14,185)
                                                 -----------      -----------      -----------      -----------

          INCOME (LOSS) BEFORE PROVISION FOR
             INCOME TAXES                            500,979         (357,512)         326,763         (189,051)

Provision for income taxes                                --               --               --               --
                                                 -----------      -----------      -----------      -----------

          NET INCOME (LOSS)                      $   500,979      $  (357,512)     $   326,763      $  (189,051)
                                                 ===========      ===========      ===========      ===========

   Net income (loss) per common share:
   Basic                                         $       .19      $      (.14)     $       .13      $      (.07)
                                                 ===========      ===========      ===========      ===========

   Diluted                                       $       .15      $      (.14)     $       .10      $      (.07)
                                                 ===========      ===========      ===========      ===========

   Weighted average number of shares:
   Basic                                           2,580,478        2,610,514        2,580,478        2,610,514
                                                 ===========      ===========      ===========      ===========

   Diluted                                         3,244,262        2,610,514        3,244,262        2,610,514
                                                 ===========      ===========      ===========      ===========

SMARTPROS LTD. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED
(UNAUDITED)

                                                                                  September 30,
                                                                         --------------------------------
                                                                              2004            2003
- ---------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income (loss)                                                        $ 500,979      $(357,512)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
      Depreciation and amortization                                           516,858        501,246
      (Increase) decrease in:
         Accounts receivable                                                 (295,546)       261,020
         Prepaid expenses and other current assets                           (525,474)       (90,781)
         Other assets                                                          10,684             --
      Increase (decrease) in:
        Accounts payable and accrued expenses                                 304,652        (12,320)
        Deferred revenue                                                      165,966        174,977
        Other long-term liabilities
                                                                                   --          9,849
                                                                            ---------      ---------
          NET CASH PROVIDED BY OPERATING ACTIVITIES                           678,119        486,479
                                                                            ---------      ---------

Cash flows from investing activities:
   Purchase of equipment                                                      (72,978)      (287,780)
   Cash paid for business acquisition                                              --       (104,950)
                                                                            ---------      ---------
          NET CASH (USED IN) INVESTING ACTIVITIES                             (72,978)      (392,730)
                                                                            ---------      ---------

Cash flows from financing activities:
   Payments of note payable - treasury stock                                  (54,000)            --
   Proceeds from issuance of long-term debt                                        --        100,000
   Proceeds from equipment financing                                           36,174        118,432
   Payments of long-term debt                                                (196,000)      (216,665)
   Payments under capital lease obligations                                   (63,959)       (24,500)
                                                                            ---------      ---------

          NET CASH (USED IN) FINANCING ACTIVITIES                            (277,785)       (22,733)
                                                                            ---------      ---------
          NET INCREASE IN CASH                                                327,356         71,016

Cash and cash equivalents at beginning of period                              546,993        362,943
                                                                            ---------      ---------
Cash and cash equivalents at end of period                                  $ 874,349      $ 433,959
                                                                            =========      =========

Supplemental disclosure:
   Interest paid                                                            $  54,025      $  66,370
                                                                            =========      =========

Supplemental disclosure of non-cash investing and financing activities:
   Equipment purchased under capital leases                                 $  33,728      $ 118,432
                                                                            =========      =========


                                      -END-